                                                                  Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [*]. The confidential portions have been filed separately with the Securities and Exchange Commission.


                                  ZIPLINK, INC.
                                ZIPDIAL CONTRACT
                              COMPANY CONFIDENTIAL

         THIS AGREEMENT, dated as of this day of January 12, 2000 by and between ZIPLINK, Inc., a Delaware corporation (hereinafter referred to as "ZIPLINK") with its principal business at 900 Chelmsford Street, Lowell, MA 01851 and Spin Media Network, Inc. d/b/a Spinway.com, a California corporation (hereinafter referred to as "Reseller") with its principal business at 925 Commercial Street, Palo Alto, California, 94303.

                                   WITNESSETH
         WHEREAS, ZIPLINK provides Internet access and related communication services all as more particularly described in SCHEDULE I (the "ZIPLINK Services"); and

         WHEREAS, Reseller wishes to obtain from ZIPLINK the non-exclusive right to resell to its subscribers ("Reseller's Subscribers") ZIPLINK's Services on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       TERM

         A. The initial term of this Agreement shall be one (1) year from the date first above written and this Agreement may be renewed for additional one (1) year terms, "Renewal Period", upon written notice by Reseller at least 90 days prior to the expiration of the then-current term of its intention to renew this Agreement. At the option of the Reseller, this Agreement may be terminated up to 90 days from the commencement of the Agreement.
         B. Thereafter, the Agreement shall remain in full force and effect for its entire term and any extensions thereof, unless terminated as defined in Section 7 or as defined in other sections as applicable.

2.       ZIPLINK RESPONSIBILITIES

         ZIPLINK agrees to provide Reseller and Reseller's Subscribers with those ZIPLINK Services on SCHEDULE I. Reseller acknowledges that from time to time hereafter ZIPLINK may make network software or hardware enhancements leading to specific service additions or deletions with respect to the ZIPLINK Services including the addition, limitation or temporary closing of points of presence. ZIPLINK will provide written notification to Reseller in the event of material adverse change to the ZIPLINK Services and in such event Reseller, after reasonable notice and providing a thirty (30) day opportunity to cure to ZIPLINK may terminate the Agreement without penalty.

         A. ZIPLINK will provide Reseller with a monthly statement identifying the charges and fees for ZIPLINK Services then in effect with respect thereto.
         B. ZIPLINK will assign an account manager who will be responsible for communication with Reseller with respect to network operability, enhancements and other modifications that have a material impact on Reseller's Subscribers' use of ZIPLINK Services.
         C. Expansion Requests: Should Reseller require local access in a specific area that is currently unavailable via the ZipDial Network, Reseller may submit a written request to ZIPLINK asking to explore the ramifications attributed to the expansion and or build-out of the ZipDial Network to a New Location. Upon receipt of Reseller Expansion Request, ZIPLINK will make commercially reasonable efforts to (a) review Reseller's request, and (b) provide Reseller feedback regarding the feasibility of the request within five (5) business days of such request, and (c) provide Reseller contractual documentation (i.e. Service Quotation, Estimated Timelines, Amendment, Addendum) outlining the commitment and applicable pricing required to expand to the New Location for Reseller's review.
         D. ZIPLINK, its officers, directors, employees and any authorized sub-licensee will (i) conduct their business in an honest, professional and ethical manner and (ii) not knowingly or through gross negligence commit any action or omission to act which could adversely affect Reseller, its name, reputation or ability to conduct its business.


3.       RESELLER RESPONSIBILITIES

         A. Reseller shall require each Subscriber to agree to an Acceptable Use Policy that is consistent and material to terms set forth on
             SCHEDULE II hereto. In the event that ZIPLINK determines in its sole discretion that any of Reseller's Subscribers is engaged in material abuse or disregard of the acceptable use policy set forth on SCHEDULE II, ZIPLINK may, after reasonable notice to Reseller and providing Reseller twenty (20) day opportunity to cure (except as to "spamming" which shall be limited to 24 hour notice and an obligation to immediately cure), terminate the provision of ZIPLINK Services to such Reseller Subscriber(s). ZIPLINK shall promptly notify Reseller of any such termination of services, and such termination of ZIPLINK Services shall constitute ZIPLINK's sole and exclusive remedy for any breach of any applicable Acceptable Use Policy by a Reseller Subscriber.
         B.  Reseller will be solely responsible for all sales, equipment, services and subscriber support to Reseller's Subscribers.
         C.  Except as provided under this Agreement, Reseller shall not make any warranties, express or implied, with regard to ZIPLINK Services to any third party and specifically agrees it shall make no such warranties to any Reseller Subscriber.
         D. Reseller, its officers, directors, employees and any authorized sub-licensee will (i) conduct their business in an honest, professional and ethical manner and (ii) not knowingly or through gross negligence commit any action or omission to act which could adversely affect ZIPLINK, its name, reputation or ability to conduct its business.
         E. Reseller will not permit ZIPLINK Services to be resold by any other party without the express written permission of ZIPLINK.

                                  Confidential

4.       COMPENSATION

         A. Subject to paragraph 4.B. and 4.C. below, Reseller shall pay to ZIPLINK the rates and fees for ZIPLINK Services set forth in
             SCHEDULE I ATTACHED hereto. Upon sixty (60) day written notice to Reseller, ZIPLINK may modify any rate or fee set forth in SCHEDULE I ATTACHED HERETO; provided that such modified rates or fees shall not be effective with respect to any of Reseller's Subscribers then receiving ZIPLINK Services affected thereby for a period equal to the lesser of (a) the remaining term of this Agreement, or (b) six months after the date of such notice. In addition, Reseller may without penalty terminate this Agreement pursuant to its applicable provisions with 60 day written notice to ZIPLINK if the modified rates or fees are greater than 5% of the prior rates charged to Reseller. Following notice from Reseller to terminate this Agreement per this section, Reseller's fees for the remainder of the notice period will remain at the then current rate charged by ZIPLINK to Reseller. Notwithstanding anything to the contrary herein, should rates decrease Reseller's existing Subscribers will be afforded the decreased rates afforded new subscribers of the Reseller. Reseller's obligation to pay ZIPLINK under this Paragraph 4.A. is not in any way contingent upon Reseller's collections from Reseller's Subscriber.
         B. Notwithstanding Paragraph 4A, if any provider of telephony or Internet services to ZIPLINK which are used in connection with ZIPLINK Services increases the cost of such services, ZIPLINK may increase its service charges to reflect such increase. ZIPLINK will provide Reseller not less than sixty (60) day written notice prior to any such rate increases to Reseller. In the event such increase is greater than 5% of the prior rate, Reseller may without penalty terminate this Agreement under its applicable provisions with 60 day written notice to ZIPLINK. Following notice from Reseller to terminate this Agreement per this section, Reseller's fees for the remainder of the notice period will remain at the then current rate charged by ZIPLINK to Reseller.
         C. Reseller shall be responsible for any federal, state or local tax, fee or surcharge upon the products or services covered by this Agreement other than on the income of ZIPLINK.

5.       BILLING

         A. ZIPLINK shall provide invoices to Reseller monthly setting forth all rates, fees or other charges due pursuant to this Agreement. Reseller agrees to pay the full-undisputed amount reflected on each invoice to ZIPLINK by no later than 30 days after the receipt thereof. Reseller shall define "Past Due" as after 30 days from receipt of invoice.
         B.  Any undisputed amounts remaining unpaid 30 days past
             Reseller's receipt of the invoice shall accrue interest at the lesser of one percent (1%) per month or the maximum rate allowed by law for such interest charges.
         C. In the event Reseller disputes any charges, Reseller shall use commercially reasonable efforts to fully detail in written notice its basis for dispute within fifteen (15) days of receipt of any such disputed invoice. Both parties agree to assign to a person of at least a Vice President level any dispute for mediation of amounts not resolved by mutual agreement within 30 days of Reseller's notification of such a dispute so that the issues may be finally resolved. If the parties are unable to resolve a billing dispute within sixty (60) days from the due date, either party may then invoke the arbitration provisions of Section 19.

6.       ADVERTISING AND PROMOTION

         Neither party shall use the other party's name or logo or refer to such party in any advertising, marketing, or sales presentation to any other person, release to any professional or trade publication or for any other purpose without such party's prior written approval, provided that either party may use the other party's name or logo, or both, in a list of such party's customers or providers, if such use does not imply endorsement. Either party shall be allowed to issue press releases and public announcements regarding this Agreement with the other party's prior written approval which shall not be unreasonably withheld or delayed.

7.              DEFAULT

         A.  Each of the following events shall constitute a default hereunder:

             (i) Failure to make any undisputed payment when due according to the applicable provisions of this Agreement;
             (ii) Insolvency, assignment for the benefit of creditors, appointment or sufferance of appointment of a trustee, a receiver or similar officer, or commencement of a proceeding seeking reorganization, rehabilitation, liquidation or similar relief under the bankruptcy, insolvency or similar debtor-relief statutes; or
             (iii) Material failure to observe or perform any of the covenants contained in this Agreement or in any other Agreement or document executed pursuant hereto; or
             (iv) Unsolicited advertising ("spamming") via email, newsgroup posting, or cross-posting may result in termination of service pursuant to Section 3A to the offending Reseller Subscriber should Reseller fail to institute appropriate restrictions within 24 hours from notice to Reseller to curtail future spamming incidents by the Reseller's Subscriber.
         C. In the event either party shall be in default of its obligations under this Agreement, the party not in default shall have the right to terminate this Agreement (i) in twenty (20) days from the "Past Due" date and upon Reseller's receipt of written notice in the case of a default in payment (ii) in all other cases, if the defaulting party fails to cure such default within thirty (30) days of receiving written notice thereof. Notwithstanding any statement to the contrary above, with respect to an incident of spamming by Reseller's Subscribers ZIPLINK may at its sole option, but after 24 hour notice to Reseller, terminate ZIPLINK Services to Reseller's offending Subscriber(s) pursuant to Section 3A.
         D. The following sections shall survive any termination or expiration of this Agreement: 3(B), 3(C), 3(E), 4(A), 4(C), 5, 6, 7, 8, 9, 10,
             11, 12, 13, 14, 16, 17, 19, 20 and, all related schedules thereto.

                                  Confidential

8.       ASSIGNMENT

         This Agreement shall be binding upon the parties and their respective successors and assigns; provided, however, that no rights or obligations hereunder, including but not limited to Reseller's Subscriber accounts, shall be assigned or transferred, in whole or in part, by either of the parties hereto to any person, firm or corporation without prior written consent by the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Reseller may assign this Agreement, without the prior consent of the other party, to any person, partnership, firm or corporation affiliated by common ownership with the assigning party, acquiring all or substantially all of such party's assets.


9.       LIMITATION OF LIABILITY AND WARRANTIES

         A. ZIPLINK hereby represents and warrants to Reseller that neither the ZIPLINK Services, nor the use of such ZIPLINK Services by Reseller or Reseller's Subscribers shall infringe any worldwide patent, copyright, trademark, trade secret or other intellectual property or proprietary right of any third party.
         B. Other than as set forth in the last sentence of this paragraph, ZIPLINK shall not be responsible for any damage suffered by Reseller or Reseller's Subscribers as a result of any interruption, termination or other failure or cessation of ZIPLINK Services, including loss of data, whether or not caused by ZIPLINK's negligence. Use of any information obtained via ZIPLINK Services is at Reseller's and Reseller's Subscribers' own risk and ZIPLINK cannot guarantee the accuracy or security of any such content. ZIPLINK specifically disclaims responsibility for the accuracy or quality of the information obtained through ZIPLINK Services. Reseller further agrees that ZIPLINK shall not be liable for any special, incidental, indirect, punitive or consequential damages or for lost profits, business or revenues, arising out of, or in connection with, this Agreement or the services provided hereunder, whether suffered by Reseller, any of Reseller's Subscribers or any party claiming rights derived therefrom, even if ZIPLINK shall have been advised in advance of the possibility of such potential loss or damage. In no event shall ZIPLINK's aggregate liability with respect to Reseller or Reseller's Subscriber exceed the amount of all fees and charges actually paid respectively by Reseller or its Subscriber to ZIPLINK in respect thereof for the twelve (12) month period immediately prior to ZIPLINK's actions giving rise to such damages.
         C.  EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION 9 AND
             SECTION 20, EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS," WITHOUT ANY WARRANTY OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES (EXPRESS, IMPLIED, OR STATUTORY) OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.
         D. NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTIES ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION ON LIABILITY SHALL NOT EXCUSE RESELLER OF ITS PAYMENT OBLIGATIONS UNDER THIS AGREEMENT.
         E. Reseller will indemnify and hold ZIPLINK, its agents, successors, affiliates, suppliers and assigns free and harmless from any and all obligations, costs, expenses, claims, judgments, attorneys' fees and attachments arising from, growing out of, or in any way connected with, a) any breach by Reseller of its Subscriber Agreements, (b) any use of ZIPLINK Services by any of Reseller's Subscribers throughout its chain of distribution, including any claims relating to the quality or functionality of ZIPLINK Services.
         F. Both parties to this Agreement will indemnify and hold each other free and harmless from any and all obligations, costs, expenses, claims, judgments, attorneys' fee and attachments arising from, growing out of, or in any way connected with any breach of the express warranties contained in this Agreement, or any third party claims that any product services, marks, software, or software provided by ZIPLINK infringe any copyright, patent, trade secret, trademark or any other proprietary right of any third party or violates any application law or regulation. Provided, however, that the party seeking indemnification shall: (a) promptly notify the other party in writing of the claim, (b) provide to the other party all reasonably requested assistance in the defense of such a claim, and (c) shall grant the other party sole control of the litigation and any settlement negotiations related thereto, provided that no settlement may be entered into by the other party without the prior written consent of the party seeking indemnification.
         G. ZIPLINK shall not be liable for delays or failure to deliver or perform due to acts of God, acts of the other party, acts of civil or military authorities, fires, strikes, floods, or other similar events beyond its control. Reseller shall not be liable for any penalties or payments for services not received by ZIPLINK. In the event that of a situation as defined here lasts longer that ten
             (10) days, Reseller may terminate the Agreement without penalty.

10.      ENTIRE AGREEMENT

         The parties have read this Agreement and all of its Schedules, Exhibits and attachments and agree to be bound by its terms, and further agree that it constitutes the complete statement of the Agreement between them which supersedes all other Agreements, covenants, representations or proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement. In the event of a conflict between the terms and conditions of this Agreement and any Amendments to this Agreement, the terms and conditions of the Amendment(s) shall prevail. In the event of a conflict between the terms and conditions of this Agreement and any Schedules to this Agreement, the terms and conditions of this Agreement shall prevail.

11.      ALL AMENDMENTS IN WRITING

         This Agreement may not be changed or modified except by a written Agreement, executed on behalf of both parties.

12.      RELATIONSHIP OF THE PARTIES

         The parties hereto are independent contractors and shall not be deemed co-ventures, partners, fiduciaries or agents of one another. Neither party is authorized to act as an agent for, or legal representative of, the other party nor shall either party have

                                  Confidential
         authority to assume or create any obligation on behalf of, or binding upon, the other party. Reseller shall not represent itself as an agent of ZIPLINK.


13.      CONFIDENTIALITY

         A. Each party acknowledges that, during the term of this Agreement, it will be provided with confidential information relating to the business policies and procedures and products of the other party. For the purposes of this Agreement, "Confidential Information" shall mean any confidential or proprietary information of either party, including information related to the Intellectual Property of either party, and any other information relating to any composition, research project, working process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present of future products, sales, suppliers, customers, employees, investors or business, whether in written, graphic or electronic form, which is marked by the disclosing party as "confidential" or "proprietary". If disclosed in oral form, such information must be reduced to writing and marked as "confidential" or "proprietary" within thirty (30) days of such oral disclosure. Confidential Information shall not include any information which the receiving party can prove by competent evidence: (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (ii) is known by the receiving party at the time of receiving such information, as evidenced by its records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (iv) is independently developed by the receiving party without the aid, application or use of information of the other party; or (v) is the subject of a written permission to disclose provided by the disclosing party.
         B. Other than the existence of this Agreement, no party shall disclose the terms of this Agreement, including the fees and charges set forth herein, except for disclosure in confidence to its employees, consultants, accountants, attorneys, bankers, investors, potential investors, or as required by law.
         C. All Confidential Information that is disclosed by the disclosing party, and received by the receiving party, shall remain in strict confidence throughout the terms of the Agreement. The receiving party shall hold confidential information in confidence, and shall not disclose any Confidential Information to anyone, inside or outside of the receiving party, except those employees, directors, contractors or affiliates (and their respective employees) of the receiving party who have a need to know the Confidential Information to effect the use permitted hereby, and where such individuals are bound by confidentiality provisions substantially similar to those contained herein. Each party shall treat all Confidential Information with the same degree of care as the party accords to its own Confidential Information, but in no case less than reasonable care.
         D. No license to any patent, trademark, copyright or other proprietary rights are granted hereby. The receiving party's use of Confidential Information shall remain in effect throughout the terms of the Agreement and all Confidential Information shall remain the property of the disclosing party.
         E. All information disclosed or made available to the receiving party by the disclosing party shall be deemed to be Confidential Information, unless otherwise agreed in writing by the disclosing party, except that the obligations of this Agreement shall not apply to information which: (a) becomes publicly known through no fault of the receiving party; or (b) was or becomes rightfully known to the receiving party without confidential or proprietary information restriction from source other than the disclosing party; or (c) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of the disclosing party; or (d) is independently developed by the receiving party without use of the Confidential Information; or (e) is required to be disclosed under operation of law, by court order, or governmental regulation and the receiving party provides prompt written notice to the disclosing party of such disclosure requirement.

14.      NOTICES

         Except as otherwise provided in this Agreement, all notices required or permitted to be given to any party shall be in writing and shall be deemed to have been duly given after five (5) business days if sent by certified mail, postage prepaid, in any post office in the United States, where receipt thereof is confirmed, or if sent by confirmed receipt of facsimile or by confirmed receipt of a nationally recognized overnight delivery service to such party at the address set forth below or to such other address as has been designated by the other party in accordance with this Section.

15.      NON-CONFLICT

         ZIPLINK and Reseller warrant that no obligation provided for herein is in conflict with any other contractual obligation with any third party.

16.      BINDING EFFECT

         This Agreement and the rights and obligations of the parties shall inure to the benefit of and be binding upon any successor or assignee and any subsidiary, affiliate, agent, Reseller or related entity.

17.      SEVERABILITY

         Should any part of this Agreement for any reason be declared invalid by order of any court or regulatory agency, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid.

                                  Confidential

18.      SERVICE LEVEL WARRANTY


         ZIPLINK warrants that it will use its commercially reasonable efforts to minimize Excess Packet Loss and Latency, and to avoid Downtime, and that ZIPLINK will provide the following remedies to Reseller: (Excess Packet Loss, Latency and Downtime are defined below)


         18.1 PACKET LOSS AND LATENCY. ZIPLINK shall proactively monitor the packet loss or transmission latency of specific Resellers. In the event that ZIPLINK discovers (either from its own efforts or after being notified by Reseller) that Reseller is experiencing packet loss in excess of *********
                  ("Excess Packet Loss") or transmission latency in excess of *********** round-trip time based on ZIPLINK's measurements ("Latency") between any two routers within the continental United States portion of the Network on average for each hour, and Reseller notifies ZIPLINK (or ZIPLINK has notified Reseller), then ZIPLINK will use its commercially reasonable actions to determine the source of the Excess Packet Loss or Latency and correct the problem.

         18.2 REMEDY FOR FAILURE. If either Excess Packet Loss or Latency occurs and it stems from a source within the Network and not from the Reseller or beyond the Network, and if ZIPLINK fails, to correct the Excess Packet Loss or Latency after using its commercially reasonable efforts for a period of ************ after the onset of such Excess Packet Loss or Latency, then ZIPLINK will credit Reseller's account the pro-rata Fees for the continuous duration of such Excess Packet Loss or Latency; provided that all such credits will not exceed an aggregate maximum credit of Fees otherwise due from Reseller for one (1) calendar month for failures in any one (1) calendar month.

         18.3 INABILITY TO ACCESS THE INTERNET (DOWNTIME). ZIPLINK will use its commercially reasonable efforts to avoid Downtime network-wide for 99.5% of the hours as an average calculated network-wide over each calendar month. If Reseller is unable to transmit and receive information from the Network to other portions of the Internet because ZIPLINK failed to provide Network access Services ("Downtime") for more than ********* **********, then ZIPLINK will credit Reseller's account the pro-rata Fees for the continuous duration of such Excess Packet Loss or Latency; provided that all such credits will not exceed an aggregate maximum credit of Fees otherwise due from Reseller for one (1) calendar month for failures in any one (1) calendar month. For purposes of the foregoing, "unable to transmit and receive" shall mean sustained packet loss in excess of ************** based on ZIPLINK's measurements.


         18.4 Reseller shall have the right to terminate this Agreement without penalty if (a) Reseller experiences *********** ********** of downtime within a **********************
                  period or experiences cumulative outages of over sixteen (16) hours in any ninety (90) day period of Service, or (b) Reseller experiences excessive Latency or Packet Loss, as defined in Section 19 1.1, for a period of ************ in a ******************************* in a 90 day period.
                  Notwithstanding anything to the contrary herein, ZIPLINK will be afforded a ********** opportunity to cure any breach of its warranties under this section and Reseller's right to terminate this Agreement shall not be effective in the event that ZIPLINK reasonably cures any such breach as defined in
                  Section 18 in a timely manner.


19.      DISPUTE RESOLUTION

         Any dispute not resolved pursuant to Section 5C arising out of or relating to this Agreement shall be settled by arbitration by a panel of three arbitrators, one of which shall be an arbitrator chosen by ZIPLINK, one of which shall be an arbitrator chosen by Reseller, and one of which shall be chosen by the previously chosen arbitrators and in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding. Any court with jurisdiction may enter judgment upon the award rendered by the arbitrators. All such arbitration shall be conducted in California. Pending resolution of the dispute, the parties agree to continue to perform all obligations arising under this Agreement.

20.      YEAR 2000

         ZIPLINK warrants that its internal operating and network systems are designed to operate during calendar year 2000 C.E. without material error or interruption relating to date data (including, without limitation, date data which represents or references different centuries or more than one century or leap year) in any level of the systems assuming, in each case, that all systems and products used in combination with them properly exchange data (hereinafter referred to as "Year 2000 Compliant"). In the event that ZIPLINK's systems are not Year 2000 Compliant, ZIPLINK shall promptly seek to modify its systems so as to ensure that the systems are Year 2000 Compliant to the extent that such modifications can be accomplished on a commercially reasonable basis. If ZIPLINK's systems are not Year 2000 Compliant and are not promptly modified to become Year 2000 Compliant, then Reseller shall have the right to terminate this Agreement without penalty, which shall constitute Reseller's sole remedy with respect to such systems not being Year 2000 Compliant.


                                  Confidential

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on behalf of each other by a person with full power and authority to bind such party.


                By:  /s/ Mark A. Manuel
                     ---------------------------------------------

        Print Name:  Mark A. Manuel
                     ---------------------------------------------

             Title:  Vice President of Sales
                     ---------------------------------------------


                    ZIPLINK, Inc.

               By:
                    ----------------------------------------------





                By:  /s/ Marta S. Hotell
                     ---------------------------------------------

        Print Name:  Marta S. Hotell
                     ---------------------------------------------

             Title:  Vice President of Strategic Alliances
                     ---------------------------------------------


                    Spinway.com

               By:
                    ----------------------------------------------




                                  Confidential

RESELLER AGREEMENT SCHEDULE I
COMPANY CONFIDENTIAL
                               ZIPDIAL SERVICES

1.       MINIMUM MONTHLY USER COMMITMENT

Reseller commits to a minimum monthly usage commitment of ********. If the minimum monthly usage commitment is not achieved, ZIPLINK will charge a $100 monthly account maintenance fee plus actual incurred usage.

The account maintenance fee does not apply during the first 180 days of the Agreement.

2.   ZIPLINK SERVICES  (ZIPDIAL):

2.1.1 DIAL-UP NETWORK SERVICES: ZIPLINK shall provide dial-up access via standard telephone lines between Reseller's end users and ZIPLINK's facilities.

2.1.2 CONNECTIVITY BETWEEN ZIPLINK AND RESELLER: Reseller shall provide connectivity between ZIPLINK's dial-up network facilities and Resellers facilities. The traffic shall be delivered through dedicated lines between ZIPLINK's and Reseller's facilities or through the Internet. The Reseller shall pay the cost for establishing and maintaining such connectivity.

2.2 RESELLER SERVICE AND TECHNICAL SUPPORT: Reseller is responsible for all Subscriber support, billing, and collections. ZIPLINK shall not be responsible for any hardware and software requirements of Reseller's Subscriber to connect with ZIPLINK's facilities. ZIPLINK's relationship under this Agreement is solely with Reseller and not with any of Reseller's Subscriber. ZIPLINK shall provide Reseller with Network Operations Center (NOC) phone number, which shall be used only by Reseller or Reseller's qualified sub-contractor and shall not be released, to Reseller's Subscriber. ZIPLINK shall actively monitor the performance of its systems, and shall notify in writing Reseller promptly of any condition, which materially adversely affects such performance. ZIPLINK will use reasonable commercial efforts to provide Reseller with advanced written information as to the changes in its service infrastructure, hours of operation, modification to communications protocols and any other planned changes in the service that could reasonably be expected to have a material affect on Reseller's ability to service its Subscribers.

2.3 NETWORK REPORTS: ZIPLINK shall provide network performance reports to Reseller on a monthly basis as defined by both parties.

2.4 NETWORK COVERAGE: ZIPLINK currently maintains a local calling area footprint of local access numbers (each, a "dialup POP"), as described in "Attachment A". ZIPLINK will not reduce this local calling area coverage below 90% of the existing local calling areas listed in "Attachment A", without thirty (30) days written notice prior to discontinuing an existing local access number and/or a particular geographic location. If ZIPLINK breaches any obligation of this Section, Reseller shall have the right to renegotiate all terms and conditions of this Agreement without affecting the validity and enforceability of this Agreement until this Agreement is replaced by a new agreement between the parties or until this Agreement is otherwise terminated. If such renegotiation does not result in an agreement between the parties within thirty (30) days, Reseller shall have the right to immediately terminate this Agreement without penalty.

2.5 PROJECT MANAGEMENT: Upon the execution of the Agreement, ZIPLINK will assign a project manager for the term of the Agreement to serve as the Reseller's primary single point of contact.

2.6 MANAGED DISCONNECT: ZIPLINK will provide Reseller with "Managed Disconnect" functionality. This service/protocol/script will allow Reseller to immediately terminate individual user sessions that have current dial-up connections on ZIPLINK's network. Users may be identified for disconnection by login, IP address, RADIUS session ID, or a NAS/PORT combination.

3.   FEES AND CHARGES

         3.1 BASIC HOURLY RATES PER EACH MONTH FOR DIAL-UP SERVICES

         Hours of monthly usage               Rate per hour
         0-1 million ......................       ******

         1 mil. -2 million ................       ******

         2 mil. - 3 million ...............       ******

         The pricing offered under this Agreement is conditioned upon a one (1) year commitment of the Reseller and the agreement by the Reseller to occupy ports over a distribution of cities served by ZIPLINK's network.

         For each Renewal Period of this Agreement, the pricing quoted by ZIPLINK is conditioned upon Reseller agreeing to limit average monthly usage during peak hours (those hours defined as 7 p.m. - 12 a.m. local standard time for the port city) so that it does not exceed 35% of the total monthly usage of the Reseller or its Subscribers on the ZIPLINK network in any given month. In the event, total usage is greater than 35% during peak hours during the Renewal Period, ZIPLINK will notify Reseller and Reseller agrees to take reasonable efforts to limit usage to less than the 35% during peak hours and if such over-usage is not remedied within 90 business days during the Renewal Period after written notice. ZIPLINK reserves the right to terminate service to Reseller and its Subscribers if Reseller fails to take corrective action in a timely manner.

         At any time the six (6) month average monthly usage (the "Base Monthly Average") exceeds 4,000,000 monthly hours for Reseller's Subscribers, Reseller agrees not to reduce usage more than *** in a given month. After achieving the Base Monthly Average, in the event monthly usage for its Subscribers declines more than *** in a given month because Reseller substitutes

                                  Confidential
         another vendor for ZIPLINK as Reseller's vendor for network services, Reseller shall pay ZIPLINK that amount over the *** reduction due for average monthly usage attributable for the number of users discontinuing services but only to the extent it declines over *** of the average monthly usage for ZIPLINK Services.

3.2      OTHER FEES AND CHARGES APPLICABLE FOR DIAL-UP SERVICES

3.2.1 Set up Fees - A setup fee of $500 will be charged to the Reseller for the initial 5 realms prior to the provision of services. Each additional realm will be set-up with no additional charge. ZIPLINK will provide all reasonable assistance to assist Reseller's radius server to proxy request between ZIPLINK and Reseller's Radius Server. In most cases this is accomplished in less than 30 minutes for each realm.

3.2.2 Additional Realm Use Fees (defined as any realm over the initial 5 realms): Reseller shall pay ZIPLINK an additional fee of ****** in the event after twelve (12) months said Additional Realm does not generate ****** hours of monthly usage by Reseller's Subscribers. The Additional Realm use fee shall be waived in the event Subscriber monthly usage exceeds ***** hours within ninety days after initial set-up.




                                  Confidential

RESELLER AGREEMENT SCHEDULE II
COMPANY CONFIDENTIAL
SUBSCRIBER AGREEMENTS

ACCEPTABLE USE POLICY:

This policy may be changed from time to time by ZIPLINK. In the event the change adversely and materially impacts Reseller's relationship to its Subscribers, Reseller may after reasonable notice of no less than 10 days and opportunity to cure given to ZIPLINK of 10 days, terminate this Agreement without penalty.

Reseller shall maintain a policy that is consistent with the material terms as defined in the following:

         A. RESELLER allows no more than one dial-up connection from a Reseller's Subscriber account at a time.
         B. RESELLER makes no warranties of any kind, whether expressed or implied, including any implied warranty of merchantability or fitness of this service for a particular purpose. RESELLER takes no responsibility for any damages suffered by you including, but not limited to, loss of data from delays, non-deliveries, mid-deliveries, or service interruptions caused by RESELLER's own negligence or your errors, and/or commissions.
         C. The services of RESELLER may only be used for lawful purposes. Transmission of material is subject to compliance with any applicable laws and regulations. This includes, but is not limited to: copyright material, threatening or obscene material, or material protected by trade secret. SUBSCRIBER agrees to indemnify and hold harmless RESELLER from any claims resulting from your use of this service, which damages you or another party. At RESELLER sole discretion, RESELLER may revoke SUBSCRIBER access for inappropriate usage.
         D. If SUBSCRIBER uses another organization's networks or computing resources, SUBSCRIBER is subject to their respective permission and usage policies. These policies relate to the use of such services as electronic mail, news postings, file transfers, Telnet or rlogin accesses, and World Wide Web server access.
         E. Use of any information obtained via this service is at SUBSCRIBER's own risk. RESELLER is not responsible for the accuracy, quality, or content of information obtained through RESELLER's services.
         F. All RESELLER services are for Subscriber use only and may not be resold to third parties without a separate Reseller Agreement on file with RESELLER.






                                  Confidential

RESELLER AGREEMENT SCHEDULE III
NETWORK INTEROPERABILITY

         A. ZIPLINK shall make its dial-up (Internet) network access facilities available to Reseller via the public switched telephone network using circuit termination equipment which complies with current interface and modem standards (i.e. V.34 for 33,600 bps service, with extensions for V.90 as available) and supports dial-in connection speeds of (at least) 36,600 bps. In addition, ZIPLINK will use equipment, which supports PPP connections and PAP authentication in a manner, which is compatible with industry standards. ZIPLINK will reasonably notify Reseller of changes in its modem and terminal server hardware and software in advance of making such changes and if Reseller should determine that planned changes are not compatible with Reseller systems and services, Reseller may exercise its rights to terminate this agreement without penalty.
         B. ZIPLINK shall operate a proxy server that can identify access by Reseller's Subscribers and forward login attempts from such Subscribers to Reseller's Radius server for authentication, provided that Reseller's Radius server can be reached through the Internet from ZIPLINK's network, or with dedicated lines between the parties.
         C. Reseller agrees to assign each Subscriber a unique identification number for ZIPLINK billing purposes, and to reasonably cooperate with ZIPLINK in establishing the structure of this identification number.
         D.  Reseller will impose inactivity time-outs of a minimum of fifteen
             (15) minutes. ZIPLINK will implement inactivity time-outs of a minimum of seventeen (17) minutes for backup purposes, in case the time-out is not effective.

Reseller Initials MSH Date  1/12/00 ZIPLINK Initials MM Date 1/12/00
                  ---       -------                  --      -------





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                                                                              10

                                  ATTACHMENT A
                              LOCAL ACCESS NUMBERS

City                              Number

               *******


                By:  /s/ Mark A. Manuel
                     ---------------------------------------------

        Print Name:  Mark A. Manuel
                     ---------------------------------------------

             Title:  Vice President of Sales
                     ---------------------------------------------




                By:  /s/ Marta S. Hotell
                     ---------------------------------------------

        Print Name:  Marta S. Hotell
                     ---------------------------------------------

             Title:  Vice President of Strategic Alliances
                     ---------------------------------------------


                    Confidential              11

               *********



                    Confidential              12

                    **********


                   Confidential               13

              ***********


                    Confidential              14

          ************



                  Confidential                15

              ************




                                  Confidential

                       FIRST AMENDMENT TO ZIPDIAL CONTRACT


     On this 31st day of March, 2000, reference is made to that certain Agreement dated January 12, 2000 (the "Agreement"), between ZipLink, Inc ("ZIPLINK") 900 Chelmsford Street, Lowell, Massachusetts and Spin Media Network, Inc. d/b/a Spinway.com ("Spinway") 925 Commercial Street, Palo Alto, California, under which Agreement ZIPLINK has agreed to provide and, Spinway has agreed to purchase, telecommunication services as more particularly described in Schedule I of the Agreement.


   WHEREAS, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree to the following amendments to the Agreement:


A. SECTION 1 of the Agreement is amended to extend the term of this agreement to March 31, 2002.

B. SECTION 3 of the Agreement shall be amended to include the following additional SUB-SECTION 3. F.:

     Effective April 30, 2000 and on a monthly basis thereafter, Spinway shall provide Ziplink a rolling 3 month forecast of Spinway hourly usage (the "Usage Forecasts") designated by "Tier 1", "Tier 2" and "Tier 3" cities" as such "Tier cities" are delineated in Schedule I-A attached hereto. To the extent actual usage by Tier city varies in excess of 20% to the Usage Forecasts, Spinway shall not be entitled to assert the remedies available to it under Section 18.5 of the Agreement.

C. SECTION 18 of the Agreement shall be amended to include the following SUB-SECTION 18.5

NETWORK AVAILABILITY. If the overall connection success rate for a Ziplink point of presence ("POP") is less than *** as reasonably and accurately computed by Spinway's internal dial reports produced monthly for distribution between the parties and, Spinway has previously provided Ziplink its Usage Forecast pursuant to Section 3 (F), Spinway shall be entitled to a reduction of its "minimum monthly usage commitment" obligation under Section 1 of Schedule I by a percentage equal to the percentage of all Spinway Subscribers using that specific POP multiplied by the minimum monthly usage commitment. This reduction of the minimum monthly usage commitment shall remain in effect until such time as Ziplink exceeds an *** connection success rate for two consecutive monthly reporting periods at which time the scheduled minimum monthly usage commitment shall be reinstated.

(For example, if Ziplink's Chicago POP's Connection success rate is below **** and 5% of the Spinway Subscribers on Ziplink's access numbers connect to the Chicago POP,

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                                                                            17

Spinway's minimum monthly usage commitment for the subsequent months will be reduced by 5% until such time as Ziplink's Chicago POP's success rate is above *** for two consecutive monthly reporting periods. If Spinway has failed to provide the Usage Forecast no recalculation or reduction shall be applied under the Agreement.).

D. SECTION 1 OF SCHEDULE I is deleted in its entirety and in its stead is inserted the following:

1. Spinway agrees to minimum monthly hourly usage commitments ( the "minimum monthly usage commitment") based on the following Schedule I-A corresponding with the term of this Agreement.


                                  SCHEDULE I-A

--------------------------------------------------------------------------------
AMENDED TERM MONTH                   MINIMUM MONTHLY USAGE COMMITMENT (BY HOURS)
--------------------------------------------------------------------------------
1                                                           *********
--------------------------------------------------------------------------------
2                                                           *********
--------------------------------------------------------------------------------
3                                                           *********
--------------------------------------------------------------------------------
4                                                           *********
--------------------------------------------------------------------------------
5                                                           *********
--------------------------------------------------------------------------------
6                                                           *********
--------------------------------------------------------------------------------
7                                                           *********
--------------------------------------------------------------------------------
8                                                           *********
--------------------------------------------------------------------------------
9                                                           *********
--------------------------------------------------------------------------------
10                                                          *********
--------------------------------------------------------------------------------
11                                                          *********
--------------------------------------------------------------------------------
12                                                          *********
--------------------------------------------------------------------------------
13                                                          *********
--------------------------------------------------------------------------------
14                                                          *********
--------------------------------------------------------------------------------
15                                                          *********
--------------------------------------------------------------------------------
16                                                          *********
--------------------------------------------------------------------------------
17                                                          *********
--------------------------------------------------------------------------------
18                                                          *********
--------------------------------------------------------------------------------
19                                                          *********
--------------------------------------------------------------------------------
20                                                          *********
--------------------------------------------------------------------------------
21                                                          *********
--------------------------------------------------------------------------------
22                                                          *********
--------------------------------------------------------------------------------
23                                                          *********
--------------------------------------------------------------------------------
24                                                          *********
--------------------------------------------------------------------------------

Confidential

Spinway, with a 90 day written notice, shall have the option to reduce its minimum monthly usage commitment. In the event Spinway opts to reduce its minimum monthly usage commitment for a particular month within 360 days from that particular month it will be obligated to pay Ziplink, a network availability fee of 50% of the agreed charge for the original committed hours less the charge for that particular month for actual hours used by Spinway. For months commencing greater than 360 days from the date of notice Spinway shall be obligated to pay Ziplink a network availability fee of 25% of the charge pursuant to the Agreement for the original committed hours less the actual hours used by Spinway. The network availability fee shall be based on the lowest available Tier city rate. (For example, in Month 3 of this Agreement, Spinway notifies Ziplink that it intends to restate the Month 13 utilization to be ********** hours. Actual usage is ********* hours in Month 13. Spinway would be liable for a network availability fee equal to the charge for ************* (50% of ****************). If actual usage was ************ hours Spinway would be liable for a network availability fee of ******* hours determined by computing the shortfall to the revised commitment of ****************************** plus 50% of the original ******** hours reduction in the minimum monthly usage commitment.)

F. SECTION 3 OF SCHEDULE I is deleted in its entirety and in its stead is inserted the following language:

3. CHARGE BY TIER CITY. Spinway shall be charged the following rates for its Minimum Monthly Usage Commitment by Tier City as defined herein:

                                            HOURLY RATE
         Tier 1 City ...................    ********
         Tier 2 City ...................    ********
         Tier 3 City ...................    ********

Spinway will make available one Ziplink access number for each unique calling area to Spinway end users.

If Ziplink reduces the number of Tier 1 or Tier 2 cities by more than 15%, Spinway, at its sole option may terminate without penalty this Agreement.

G. SCHEDULE I-B is hereby included in the Agreement:

                                  SCHEDULE I-B
                                   TIER CITIES

     [The parties should regularly update and amend this list by mutual agreement.]


Confidential

The Tier cities as defined in this Agreement shall be as follows:

Tier 1 Cities:

************

Tier 2 Cities:

*************


Confidential

************


Tier 3 Cities:

**************


Confidential

      Except as herein specifically amended, altered or modified, each and every other provision of the Agreement and any and all documents related thereto remain in full force and effect and are hereby ratified and confirmed.


Spin Media Network, Inc.,


By:_________________________________Date:_______________________________

Ziplink, Inc.,

By:_________________________________Date:________________________________